UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 10, 2024
MariaDB plc
(Exact name of registrant as specified in its charter)

Ireland	001-41571	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
699 Veterans Blvd
Redwood City, CA 94063
(Address of principal executive offices, including zip code)
(855) 562-7423
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	MRDB	New York Stock Exchange
Warrants, each whole warrant exercisable for one Ordinary Share at an exercise price of $11.50 per share	MRDBW	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On January 10, 2024, MariaDB plc (“MariaDB”) entered into an amendment (the “First Amendment”) of the senior secured promissory note issued to RP Ventures LLC (“RP Ventures”) on October 10, 2023 (the “RPV Note”). The First Amendment, among and between MariaDB, RP Ventures, and other note parties to the RPV Note, extends (i) the maturity date of the RPV Note from January 10, 2024 to January 31, 2024, providing time for the Company to continue to work with parties related to the noteholder on a recapitalization structure and (ii) the exclusivity period under the RPV Note from January 10, 2024 to January 31, 2024, pursuant to which the Company is restricted from pursuing or accepting any offer with respect to any recapitalization, reorganization, merger, business combination, purchase, sale, loan, notes issuance, issuance of other indebtedness or other financing or similar transaction, or to any acquisition by any person or group, which would result in any person or group becoming the beneficial owner of 2% or more of any class of equity interests or voting power or consolidated net income, revenue or assets, of the Company, in each case other than with RP Ventures, Runa Capital Fund II, L.P. (“Runa”) or Runa affiliates.

The Company will pay RP Ventures a nonrefundable funding fee of $75,000 relating to the First Amendment.

Except for the foregoing, no material changes were made to the RPV Note.

The foregoing description of the First Amendment is only a summary and is qualified in its entirety by reference to the full text of the First Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The other material terms of the RPV Note, dated as of October 10, 2023, are described in the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 10, 2023, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by this Item 2.03 is set forth in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

Certain statements in this Current Report are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words indicating future events and actions, such as “will,” “intend,” “plan,” and “may,” and variations of such words, and similar expressions and future-looking language identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this report include statements regarding the future liquidity, solvency, operations and trading of the Company following the execution of the First Amendment and under the RPV Note. Forward-looking statements are not guarantees of future events and actions, which may vary materially from those expressed or implied in such statements. Differences may result from, among other things, actions taken by the Company or its management or the Board, or third parties, including those beyond the Company’s control, such as RP Ventures and Runa. Such differences and uncertainties and related risks include, but are not limited to, the possibility that we may default under the RPV Note, may not reach a long-term funding or liquidity solution or that the New York Stock Exchange may take action, including delisting, due to, among other things, the Company’s failure to meet market capitalization standards within the next 18 months or other requirements of the exchange. The foregoing list of differences and risks and uncertainties is illustrative but by no means exhaustive. For more information on factors that may affect the RPV Note and related events, please review “Risk Factors” and other information included in the Company’s filings and records filed with the United States Securities and Exchange Commission. These forward-looking statements reflect the Company’s expectations as of the date hereof. The Company undertakes no obligation to update the information provided herein.

Exhibit No.	Description

10.1	First Amendment to Senior Secured Promissory Note, dated January 10, 2024, by and among MariaDB plc, RP Ventures LLC, and the other note parties thereto.
99.1	Press Release, dated January 11, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MariaDB plc
Dated: January 11, 2024
	By:	/s/ Conor McCarthy
		Name:	Conor McCarthy
		Title:	Chief Financial Officer